                                                                     EXHIBIT 4.1
                                                                     -----------


                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.
                              PHOENIX ASSOCIATES
                                 $140,000,000
                           10% Senior Notes due 2006
                            RESTRUCTURING AGREEMENT
                            -----------------------
                                                                 August 17, 1998
CIBC Oppenheimer Corp.
425 Lexington Avenue
3rd Floor
New York, New York 10017

Ladies and Gentlemen:

          Coaxial Communications of Central Ohio, Inc., an Ohio corporation ("Coaxial"), and Phoenix Associates, a Florida general partnership (each a "Company" and, collectively, the "Companies"), and Insight Communications of
 -------                          ---------
Central Ohio, LLC, a Delaware limited liability company (the "Guarantor"),
                                                               ---------
hereby confirm their agreement with you (the "Initial Purchaser"), as set forth
                                              -----------------
below.

          1.   The Securities.  Subject to the terms and conditions herein
               --------------
contained, the Companies propose to issue and sell to the Initial Purchaser $140,000,000 aggregate principal amount of their 10% Senior Notes due 2006 (the "Notes"). The obligations of the Companies under the Indenture (as hereinafter
 -----
defined) and the Notes will be conditionally guaranteed (the "Guarantees") by
                                                              ----------
the Guarantor, as described in the Indenture (as defined below). The Notes and the Guarantees are hereinafter referred to collectively as the "Securities." The
                                                                ----------
Securities are to be issued pursuant to an indenture (the "Indenture"), dated as
                                                           ---------
of August 21, 1998, among the Companies, the Guarantor and Bank of Montreal Trust Company, as trustee (the "Trustee"). The Notes will be secured by the
                                -------
Pledged Collateral (as defined in the Pledge Agreement) pursuant to a pledge agreement (the "Pledge Agreement") to be dated the Closing Date (as defined in
                ----------------
Section 3 below).

          Simultaneously with the issuance of the Notes, the Initial Purchaser will enter into an assignment agreement (the "Assignment Agreement") in the form
                                              --------------------
attached as Annex A hereto, pursuant to which the Initial Purchaser will purchase from the lenders named in the Assignment Agreement approximately $137,000,000 of indebtedness of the Companies and certain of their affiliates (the "Chase
                                                                    -----
Debt").  The Chase Debt will then be restructured (the "Restructuring") and will
                                                        -------------
be evidenced by the Notes.

     The Securities will be offered and sold to the Initial Purchaser without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the "Act"), in reliance on
                 ----------                                ---
exemptions therefrom.

     In connection with the sale of the Securities, the Companies have prepared a preliminary offering memorandum dated July 29, 1998 and a final offering memorandum dated August 17, 1998 (the "Memorandum"), setting forth or including
                                       ----------
a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Companies and the Guarantor and any material developments relating to the Companies and the Guarantor occurring after the date of the most recent historical financial statements included therein.

     The Companies and the Guarantor understand that the Initial Purchaser proposes to make an offering of the Securities only on the terms and in the manner set forth in the Memorandum and Section 9 hereof as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("QIBs") as defined in Rule 144A
                                                ----
under the Act, as such rule may be amended from time to time ("Rule 144A"), in
                                                               ---------
transactions under Rule 144A, and in private sales exempt from registration under the Act, and outside the United States to certain persons in reliance on Regulation S under the Act.

     The Initial Purchaser and its direct and indirect transferees of the Securities will be entitled to the benefits of a registration rights agreement to be dated the Closing Date, among the parties hereto (the "Registration Rights
                                                             -------------------
Agreement") pursuant to which the Companies and the Guarantor have agreed, among
---------
other things, to file (i) a registration statement (the "Registration
                                                         ------------
Statement") with the Commission registering the Securities or the Exchange Notes
---------
(as defined in the Registration Rights Agreement) under the Act or (ii) a shelf registration statement pursuant to Rule 415 under the Act relating to the resale of the Securities by holders thereof or, if applicable, relating to the resale of Private Exchange Notes (as defined in the Registration Rights Agreement) by the Initial Purchaser pursuant to an exchange of the Notes for Private Exchange Notes.

          The Securities, the Exchange Notes, the Private Exchange Notes, the Indenture, the Registration Rights Agreement, the Pledge Agreement and this Agreement are herein collectively referred to as the "Basic Documents". The
                                                      ---------------
Companies propose to issue the Notes in connection with the Restructuring and the System Acquisition to be effected pursuant to the Financing Plan (collectively, the "Transactions") (together with each other agreement entered
                    ------------
into in connection with any of the foregoing, the "Transaction Documents").
                                                   ---------------------
Capitalized terms used herein without definition have the meanings ascribed to such terms in the Memorandum.

          2.   Representations and Warranties of the Companies and the
               -------------------------------------------------------
Guarantor. The Companies, jointly and severally, represent and warrant to and agree with the Initial Purchaser and the Guarantor represents and warrants to and agrees with the Initial Purchaser with respect to the Guarantor only that:

         (i) Neither the Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(i) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Companies or the Guarantor in writing by the Initial Purchaser expressly for use in the Memorandum or any amendment or supplement thereto.

        (ii) As of the Closing Date, the Companies will have the authorized, issued and outstanding combined capitalization set forth in the Memorandum under the "as adjusted" column below the caption "Capitalization"; all of the outstanding ownership interests in the Companies and the Guarantor have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Memorandum, all of the outstanding ownership interests in the Guarantor are, and as of the Closing Date will be, owned, directly or indirectly, by Coaxial and Insight Holdings of Ohio, LLC, free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions and the Operating Agreement) or voting; except as set forth in the Memorandum and in the Operating Agreement, there are no (i) options, warrants or other rights to purchase from either Company or the Guarantor shares of capital stock of or other ownership interests in, as the case may be, either Company or the Guarantor outstanding, (ii) agreements or other obligations of either Company or the Guarantor to sell such shares or interests or (iii) other rights to convert any obligation into, or exchange any securities for, such shares or interests. Except for the Guarantor or as disclosed in the Memorandum, the Companies do not own, directly or indirectly, any shares of capital stock of, or any other equity securities in, any firm, partnership, joint venture or other entity which shares or equity securities entitle the Companies to elect at least a majority of the board of directors or other governing body of such firm, partnership, joint venture or other entity.

       (iii) Each of the Companies and the Guarantor has been duly formed or incorporated, as the case may be, is validly existing and is in good standing as a limited liability company, partnership or a corporation, as the case may be, under the laws of its jurisdiction of formation or incorporation, as the case may be, with all requisite power and authority as a limited liability company, partnership or corporation, as the case may be, to own its properties and conduct its business as now conducted, and as described in the Memorandum; each of the Companies and the Guarantor is duly qualified to do business as a foreign limited liability company, partnership or corporation, as the case may be, in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Companies and the Guarantor, taken as a whole (any such event, a "Material Adverse Effect").
                                                    -----------------------

        (iv) Each of the Companies has all requisite power and authority as a partnership or corporation, as the case may be to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by each Company and, when executed by each of the Companies and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of each of the Companies, entitled to the benefits of the Indenture and enforceable against each of the Companies in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

         (v) The Guarantor has all requisite power and authority as a limited liability company to execute, deliver and perform its obligations under the Guarantees. The Guarantees endorsed on the Notes, the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Guarantor and, when the Notes, the Exchange Notes and the Private Exchange Notes are executed by each of the Companies and the Guarantor and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

        (vi) The Pledge Agreement, when duly executed and delivered by the parties thereto, will create and constitute a valid and enforceable security interest in, lien upon or pledge of all of the Pledged Collateral, subject to no other security interest, claim, lien, encumbrance or adverse interest of any nature and no right or option to acquire the same in favor of any other person or entity, except as permitted by the Pledge Agreement. Upon the filing of UCC-1 financing statements in appropriate form in the requisite filing offices, the security interest, lien or pledge created by the Pledge Agreement will be a perfected security interest with respect to that portion of the Pledged Collateral in which a security interest can be perfected by the filing of a financing statement, prior to all other claims or security interests therein except as permitted by the Pledge Agreement. The Pledge Agreement has been duly and validly authorized by Coaxial and, when executed and delivered by Coaxial, will constitute a valid and legally binding agreement of Coaxial enforceable against Coaxial in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

        (vii) Each of the Companies and the Guarantor has all requisite power and authority, as a limited liability company, partnership or corporation, as the case may be, to execute, deliver and perform each of its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly
                                              ---
and validly authorized by each of the Companies and the Guarantor and, when executed and delivered by the Companies and the Guarantor (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of each of the Companies and the Guarantor, enforceable against each of the Companies and the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

       (viii) Each of the Companies and the Guarantor has all requisite power and authority, as a limited liability company, partnership or corporation, as the case may be, to execute, deliver and perform each of its obligations under the Registra-tion Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of the Companies and the Guarantor and, when executed and delivered by the Companies and the Guarantor, will constitute a valid and legally binding obligation of each of the Companies and the Guarantor enforceable against each of the Companies and the Guarantor in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

         (ix) Each of the Companies and the Guarantor has all requisite power and authority, as a limited liability company, partnership or corporation, as the case may be, to execute, deliver and perform each of its obligations under the Transaction Documents. The Transaction Documents have been duly and validly authorized by each of the Companies and the Guarantor and, when executed and delivered by each of the Companies and the Guarantor, will constitute a valid and legally binding agreement of each of the Companies and the Guarantor enforceable against each of the Companies and the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (x) Each of the Companies and the Guarantor has all requisite power and authority, as a limited liability company, partnership or corporation, as the case may be, to execute, deliver and perform each of their obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by each of the Companies and the Guarantor. No consent, approval, authorization or order of any court or governmental agency or body (including, without limitation, the Federal Communications Commission (the "FCC")) is required for
                                                        ---
the performance of this Agreement by the Companies or the Guarantor or the consummation by the Companies and the Guarantor of the transactions contemplated hereby, except such as have been obtained and other than such as may be required under state securities or "Blue Sky" laws or non-United States jurisdictions in connection with the purchase and resale of the Securities by the Initial Purchaser. None of the Companies or the Guarantor is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document (including any certificate of formation)), (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets (including, without limitation, the Cable Acts and the 1996 Telecom Act (collectively, the "Communications Act") as such terms are defined in the Memorandum and the rules
 ------------------
and regulations of the FCC thereunder), except for any such violation which would not, individually or in the aggregate, have a Material Adverse Effect, or
(iii) in breach or default in the performance or observance of (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (including, without limitation, those relating to the Communications Act), except for any such breach, default or event which would not, individually or in the aggregate, have a Material Adverse Effect.

         (xi) The execution, delivery and performance by each of the Companies and the Guarantor of this Agreement and the Transaction Documents to which it is a party and the consummation by each of the Companies and the Guarantor of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of or cause the revocation or termination of (i) any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of the Companies or the Guarantor is a party or to which any of them or their respective properties or assets is subject (including, without limitation, those relating to the Cable Acts and the 1996 Telecom Act), except for any such conflict, breach, violation, default, event, revocation or termination which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document (including any certificate of limited liability company)) of any of the Companies or the Guarantor, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in
Section 9 hereof) any statute, judgment, decree, order, rule or regulation applicable to any of the Companies or the Guarantor or any of their respective properties or assets (including, without limitation, the Communications Act and the rules and regulations of the FCC thereunder), except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

        (xii) The audited consolidated financial statements of the Companies and Central Ohio Cable System Operating Unit included in the Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Companies at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Memorandum present fairly in all material respects the financial information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Arthur Andersen LLP (the "Independent Auditors") is an independent
                                    --------------------
certified public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

       (xiii) There is not pending or, to the best knowledge of either Company or the Guarantor, threatened any action, suit, proceeding, inquiry or investigation to which any of the Companies or the Guarantor is a party, or to which the property or assets of any of the Companies or the Guarantor is subject, before or brought by any court or governmental agency or body which would be required to be described in a prospectus that is subject to Item 103 of Regulation S-K under the Act, or which seeks to restrain, enjoin, or prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Memorandum under the caption "Use of Proceeds."

        (xiv) Each of the Companies and the Guarantor possesses, or upon consummation of the System Acquisition will possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including, without limitation, the FCC), all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Memorandum, except where the failure to obtain such licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all such declarations and filings, would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Companies or the Guarantor has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect. The licenses issued to the Companies and the Guarantor by the FCC (the "Licenses") are valid and in full force and effect with no restrictions
          --------
or qualifications which would have a Material Adverse Effect. No event has occurred which permits, or with notice or lapse of time or both would permit, and no legal governmental proceeding has been instituted or, the knowledge of either Company or the Guarantor, threatened which could reasonably be likely to cause, the revocation or termination of any of the Licenses or which might reasonably be likely to result in any other impairment or modification of the rights of either Company or the Guarantor therein which in any such case would have a Material Adverse Effect. Except as described in the Memorandum, the Companies have no reason to believe that any License issued by the FCC that is required for the operation of the System will not be renewed in the ordinary course.

         (xv) Since the respective dates as of which information is given in the Memorandum, except as described therein, (i) none of the Companies or the Guarantor has incurred any liabilities or obligations, direct or contingent, with respect to the System, except normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, to the knowledge of either Company or the Guarantor, have a Material Adverse Effect, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business and (ii) none of the Companies or the Guarantor has purchased any of its outstanding capital stock or other ownership interests, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or other ownership interests.

        (xvi) Each of the Companies and the Guarantor has filed all necessary federal, state and foreign income and franchise tax returns required to be filed (or has duly re-quested extension thereof) prior to the date hereof, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes which have become due and payable, whether or not so shown on any such return; and other than tax deficiencies which any Company or the Guarantor is contesting in good faith and for which such Company or the Guarantor has provided adequate reserves, there is no tax deficiency that has been asserted against any of the Companies or the Guarantor that would have, individually or in the aggregate, a Material Adverse Effect.

          (xvii) None of the Companies, the Guarantor or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (xviii) Each of the Companies and the Guarantor has indefeasible fee simple title to all real property and good title to all personal property described in the Memorandum as being owned by it and valid and enforceable leasehold interests in the real and personal property described in the Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Memorandum or to the extent the failure to have such title or leasehold interests or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which any of the Companies or the Guarantor is a party or by which any of them is bound are valid and enforceable against such Company or the Guarantor, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

          (xix) Except as described in the Memorandum, each of the Companies and the Guarantor is in compliance in all material respects with all laws, rules or regulations relating to pollution or protection of public or employee health or the environment ("Environmental Law") and with the terms and
                            -----------------
conditions of any permit, license or approval required under any applicable Environmental Laws in connection with the ownership, operation or use of its business, property and assets where the failure to be in such compliance could reasonably be expected to have, individually or in the aggregate, a

Material Adverse Effect; except as disclosed in the Memorandum, none of the Companies or the Guarantor is subject to any liability, absolute or contingent, under any Environmental Law which liability would, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Memorandum, there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding or notice of potential responsibility or demand letter or request for information pending or, to the knowledge of either Company of the Guarantor, threatened against any of the Companies or the Guarantor under any Environmental Law which, if determined adversely to any such Company or Guarantor would, individually or in the aggregate, result in a Material Adverse Effect.

          (xx) Except as set forth in the Memorandum, there is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Companies or the Guarantor which is pending or, to the best knowledge of any Company or the Guarantor, threatened.

          (xxi) Each of the Companies and the Guarantor carries insurance (including self insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

          (xxii) None of the Companies or the Guarantor has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which any Company or the Guarantor makes or ever has made
          -----
a contribution and in which any employee of any Company or the Guarantor is or has ever been a participant. With respect to such plans, each Company and the Guarantor is in compliance in all material respects with all applicable provisions of ERISA.

          (xxiii) None of the Companies or the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Memorandum, will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (xxiv) The Securities, the Exchange Notes, the Indenture, the Registration Rights Agreement, and the Transaction Documents will, when executed, and this Agreement does, conform in all material respects to the descriptions thereof in the Memorandum.

          (xxv) No holder of securities of any Company or the Guarantor will be entitled to have such securities registered under the registration statements required to be filed by the Companies pursuant to the Registration Rights Agreement.

          (xxvi) After the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of the Companies and the Guarantor (on a consolidated basis) will exceed the sum of their stated liabilities and identified contingent liabilities (on a consolidated basis); the Companies and the Guarantor (on a consolidated basis) are not, and the Companies and the Guarantor (on a consolidated basis) will not be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (b) unable to pay their debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

          (xxvii) None of the Companies, the Guarantor or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or
(ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (xxviii) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 9 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

          (xxix) No securities of any Company or the Guarantor are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (xxx) None of the Companies or the Guarantor has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (xxxi) None of the Companies, the Guarantor, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities
                                ------------
and the Companies, the Guarantor and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchaser) have acted in accordance with the offering restrictions requirement of Regulation S.

          Any certificate signed by any officer of the Companies or the Guarantor and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a joint and several representation and warranty by the Companies and the Guarantor, respectively, to the Initial Purchaser as to the matters covered thereby.

          3.      Purchase, Sale and Delivery of the Securities. On the basis of
                  ---------------------------------------------
the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Companies agree to issue and sell to the Initial Purchaser, and the Initial Purchaser and the Companies agree to restructure the Chase Debt such that the Chase Debt will be evidenced by the Notes. As consideration for acting as placement agent with respect to the Notes and for restructuring the Chase Debt, the Companies agree to pay the Initial Purchaser on the Closing Date a fee of $3,850,000.00.

          One or more certificates in definitive form for the Notes and the related Guarantees that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Companies at least 48 hours prior to the Closing Date (as defined) shall be delivered by or on behalf of the Companies, against payment by or on behalf of the Initial Purchaser, of the purchase price therefor by wire transfer of immediately available funds to the account of the Companies previously designated by it in writing or as the Companies otherwise direct. Such delivery of and payment for the Notes and the related Guarantees shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, at 10:00 A.M., New York time, on
August 21, 1998, or at such date as the Initial Purchaser and the Companies may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Companies will make such certificate or
           ------------
certificates for the Notes and the related Guarantees available for checking and packaging by the Initial Purchaser at the offices in New York, New York of CIBC Oppenheimer Corp. at least 24 hours prior to the Closing Date.

          4.      Offering by the Initial Purchaser.  The Initial Purchaser
                  ---------------------------------
proposes to make an offering of the Securities at the price and upon the terms set forth in the Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

          5.      Certain Covenants. The Companies jointly and severally
                  -----------------
covenant and agree with the Initial Purchaser that:

          (i) The Companies will not amend or supplement the Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent (which consent shall not be unreasonably withheld). The Companies will promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Memorandum that may be necessary in connection with the resale of the Securities by the Initial Purchaser.

          (ii) The Companies will cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities by the Initial Purchaser; provided, however, that in connection therewith none of the Companies shall be
--------  -------
required to qualify as a foreign corporation or partnership or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in excess of a nominal amount in respect of doing business in any jurisdiction in which it is not otherwise subject.

          (iii) If, at any time prior to the completion of the initial resale by the Initial Purchaser of the Notes or the Private Exchange Notes, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Initial Purchaser, to amend or supplement the Memorandum in order to make such Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Memorandum in order to comply with applicable laws, rules or regulations, the Companies shall (subject to Section 5(i)) forthwith amend or supplement such Memorandum at their own expense so that, as so amended or supplemented, such Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with all applicable laws, rules or regulations.

          (iv) The Companies will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

          (v) None of the Companies or any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

          (vi) For so long as any of the Securities remain outstanding and are restricted securities under Rule 144(a)(3) of the Act, the Companies will furnish to the Initial Purchaser (a) as soon as available, a copy of each report or other communication (financial or otherwise) of the Companies mailed to the Trustee or holders of the Securities or stockholders or filed with the Commission or any national securities exchange on which any class of securities of the Companies may be listed, and (b) from time to time such other information concerning the Companies and the Guarantor as the Initial Purchaser may reasonably request.

          (vii) The Companies will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Memorandum.

          (viii) Prior to the Closing Date, the Companies will furnish to the Initial Purchaser, as soon as they have been prepared by or are available to the Companies, a copy of any unaudited interim consolidated financial statements of, the Companies and the Central Ohio Cable System Operating Unit, for any period subsequent to the period covered by the most recent financial statements appearing in the Memorandum.

          (ix) The Companies and the Guarantor will not engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (x) For so long as any of the Securities remain outstanding and are "restricted securities" under Rule 144(a)(3) of the Act, the Companies will make available at their expense, upon request, to any holder of Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Companies are then subject to Section 13 or 15(d) of the Exchange Act.

          (xi) The Companies will use their best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to trading in the Private Offerings, Resales and Trading
 ----
through Automated Linkages market (the "Portal Market") and (ii) permit the
                                        -------------
Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (xii) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S), the Companies will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

          (xiii) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (other than by reason of a default or omission by the Initial Purchaser of its obligations hereunder) or if this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Companies to comply with the terms or fulfill any of the conditions of this Agreement, the Companies agree to reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including fees and expenses of Cahill Gordon & Reindel, counsel for the Initial Purchaser) incurred by the Initial Purchaser in connection herewith, but in no event will the Companies be liable to the Initial Purchaser for damages on account of loss of anticipated profits from the sale of the Securities.

          (xiv) The Companies will use their best efforts to do and perform all things required to be done and performed by them under this Agreement and the other Basic Documents prior to or after the Closing Date and to satisfy all conditions precedent on their part to the obligations of the Initial Purchaser to purchase and accept delivery of the Securities.

          6.      Expenses.  Notwithstanding any termination of this Agreement
                  --------
(pursuant to Section 11 or otherwise), the Companies jointly and severally agree to pay the following costs and expenses and all other costs and expenses incident to the performance by the Companies of their obligations hereunder:
(i) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Basic Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the preparation, printing or reproduction of the Memorandum and each amendment or supplement to the Memorandum; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Memorandum and all amendments or supplements to the Memorandum as may be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the and the related Guarantees, including any stamp taxes in connection with the original issuance and sale of the Securities and trustees' fees; (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states in accordance with the provisions of Section 5(ii) hereof (including filing fees and the reasonable fees, expenses and disbursements of Cahill Gordon & Reindel, counsel to the Initial Purchaser, relating to such registration and qualification); (vi) all expenses and listing fees incurred in connection with the application for quotation of the Notes on PORTAL; (vii) except as otherwise agreed to by the parties, the transportation and other expenses incurred by or on behalf of Companies' representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Companies' accountants and the fees and expenses of counsel (including local and special counsel) for the Companies and the Guarantor; (ix) fees and expenses of the Trustee including fees and expenses of its counsel; and (x) any fees charged by investment rating agencies for the rating of the Securities.

          7.      Conditions of the Initial Purchaser's Obligations.  The
                  -------------------------------------------------
obligation of the Initial Purchaser to purchase and pay for the Securities is subject to the accuracy of the representations and warranties contained herein, to the performance by the Companies and the Guarantor of their respective covenants and agreements hereunder and to the following additional conditions unless waived in writing by the Initial Purchaser:

          (i) The Initial Purchaser shall have received an opinion from of Dow, Lohnes & Albertson, PLLC, special counsel to the Companies, Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to the Guarantor and Fleischman & Walsh, regulatory counsel to the Companies, in form and substance satisfactory to the Initial Purchaser and Cahill Gordon & Reindel, counsel to the Initial Purchaser, dated the Closing Date, substantially in the form of, respectively, Exhibit B-1, Exhibit B-2 and Exhibit B-3 hereto. In rendering such opinions,
-----------  -----------     -----------
each of Dow, Lohnes & Albertson, PLLC and Cooperman Levitt Winikoff Lester & Newman, P.C. shall have received and may rely upon such certificates and other documents and information, including one or more opinions of local counsel reasonably acceptable to the Initial Purchaser and Cahill Gordon & Reindel, counsel to the Initial Purchaser, as they may reasonably request to pass upon such matters.

          (ii) The Initial Purchaser shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel to the Initial Purchaser, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel may state that their opinion is limited to matters of New York, Delaware corporate and federal law.

          (iii) The Initial Purchaser shall have received from Arthur Andersen LLP, independent public accountants for the Companies "comfort" letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and Cahill Gordon & Reindel, counsel to the Initial Purchaser.

          (iv) The representations and warranties of the Companies and the Guarantor contained in this Agreement shall be true and correct on and as of the Closing Date; the Companies and the Guarantor shall have in all material respects complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

          (v) There shall not have been any change in the capital stock of the Companies or the Guarantor or any material increase in the consolidated short-term or long-term debt of the Companies or the Guarantor from that set forth or contemplated in the Memorandum and the Companies and the Guarantor shall not have any liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Companies and the Guarantor, taken as a whole, other than those reflected in the Memorandum.

          (vi) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contem plated by any of the other Basic Documents or the Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or threatened against any of the Companies, the Guarantor or the Initial Purchaser relating to the issuance of the Securities or the Initial Purchaser's activities in connection therewith or any other transactions contemplated by this Agreement or the Memorandum, the other Basic Documents or the Transaction Documents.

          (vii) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred (i) any change, or any development involving a prospective change, not contemplated by the Memorandum, which would result in a Material Adverse
Effect, or (ii) any event or development relating to or involving any of the Companies or the Guarantor or any of the officers or directors of the Companies or the Guarantor that makes any material statement made in the Memorandum untrue or that, in the opinion of the Companies, the Guarantor and their respective counsel or the Initial Purchaser and its counsel, requires the making of any addition to or change in the Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

     (viii) The Initial Purchaser shall have received certificates, dated the Closing Date and signed by the chairman and the chief financial officer of each Company and the Guarantor, to the effect that:

          a. All of the representations and warranties of the Companies and the Guarantor set forth in this Agreement are true and correct as if made on and as of the Closing Date and the Companies and the Guarantor have in all material respects complied with all agreements and covenants in this Agreement and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date.

          b. The issuance and sale of the Securities pursuant to this Agreement or the Memorandum and the consummation of the transactions contemplated by the Transaction Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or threatened against any of the Companies and the Guarantor relating to the issuance of the Securities or the Initial Purchaser's activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the Memorandum, the other Basic Documents or the Transaction Documents.

          c. Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred
(i) any change, or any development involving a prospective change, not contemplated by the Memorandum, which would result in a Material Adverse Effect, or (ii) any event or development relating to or involving any of the Companies or the Guarantor or any of the respective officers or directors of the Companies or the Guarantor that makes any material statement made in the Memorandum untrue or that requires the making of any addition to or change in the Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

          d. (a) There has not been any change in the capital stock, partnership interests or membership interests of the Companies or the Guarantor nor any material increase in the consolidated short-term or long-term debt of the Companies or the Guarantor from that set forth or contemplated in the Memorandum and (b) the Companies and the Guarantor have no liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Companies and the Guarantor, taken as a whole, other than those reflected in the Memorandum.

          e. At the Closing Date and after giving effect to the consummation of the transactions contemplated by this Agreement, the other Basic Documents and the Transaction Documents, there exists no Default or Event of Default (as defined in the Indenture).

          (ix) Each of the Transaction Documents and each other agreement or instrument executed in connection with the Transactions shall be reasonably satisfactory in form and substance to the Initial Purchaser and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

          (x) All proceedings taken in connection with the issuance of the Securities and the transactions contemplated by this Agreement, the other Basic Documents and the Transaction Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchaser and counsel to the Initial Purchaser. The Initial Purchaser and counsel to the Initial Purchaser shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

          (xi) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (A) it is downgrading its rating assigned to any debt securities of the Companies, or (B) it is reviewing its rating assigned to any debt securities of the Companies with a view to possible downgrading, or with negative implications, or direction not determined.

          (xii) On or before the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by the Companies and the Guarantor and such agreement shall be in full force and effect at all times from and after the Closing Date.

         (xiii) The Companies and the Guarantor shall have furnished or caused to be furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall have reasonably requested.

          (xiv) The System Acquisition shall have been consummated and the assets constituting the System (other than the Retained Assets, as defined in the Contribution Agreement) shall have been contributed to the Guarantor and the Guarantor shall have received at least $10.0 million cash in equity from Insight Holdings of Ohio, LLC.

           (xv) The Certificate of Formation for the Guarantor shall have been filed and become effective with the Secretary of State of the State of Delaware and the Operating Agreement shall have been adopted.

          (xvi) The Preferred Interests and a 25% common membership interest in the Guarantor shall have been issued to Coaxial.

         (xvii) The Initial Purchaser shall have received an executed Pledge Agreement.

          All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel to the Initial Purchaser. The Companies and the Guarantor shall furnish to the Initial Purchaser such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchaser shall reasonably request.

          8.   Indemnification and Contribution.  (a)  Each of the Companies,
               --------------------------------
jointly and severally, and the Guarantor agree to indemnify and hold harmless the Initial Purchaser, each director, officer, employee or agent of the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Initial
Purchaser or such direc-
tor, officer, employee, agent or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon:

     (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Memorandum or any amendment or supplement thereto or (B) any of the Basic Documents or any application or other document, or any amendment or supplement thereto, executed by any Issuer or based upon written information furnished by or on behalf of any Issuer filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (collectively, the "Documents"); or
                             ---------

     (ii) the omission or alleged omission to state, in the Memorandum or any amendment or supplement thereto, or any of the Documents, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Initial Purchaser and each such director, officer, employee, agent or controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser or such director, officer, employee, agent or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action; provided, however, that
                                                        --------  -------
none of the Companies or the Guarantor will be liable in any such case to the Initial Purchaser or any director, officer, employee, agent or controlling person of the Initial Purchaser to the extent that any such loss, claim, damages, liability expense or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or any amendment or supplement thereto, or any Document, in reliance upon and in conformity with written information furnished to the Companies or the Guarantor by or on behalf of the Initial Purchaser specifically for use therein; and provided, further, that none of the Companies or the
                     --------  -------
Guarantor will be liable to the Initial Purchaser or any director, officer, employee, agent or any person controlling the Initial Purchaser with respect to any such untrue statement or omission made in any Memorandum that is corrected in any amendment or supplement thereto if the person asserting any such loss, claim, damage, expense or liability purchased Securities from the Initial Purchaser in reliance upon such Memorandum but was not sent or given a copy of the amendment or supplement thereto that was made available by the Companies or the Guarantor to the Initial Purchaser at or prior to the written confirmation of the sale of the Securities to such person in any case where such delivery of such Memorandum (as so amended or supplemented) is required by the Act, unless such failure to deliver such Memorandum (as amended or supplemented) was a result of noncompliance by the Companies or the Guarantor with Section 5(iv) of this Agreement. This indemnity agreement will be in addition to any liability that the Companies or the Guarantor may otherwise have to the indemnified parties. The Companies or the Guarantor further agree that the indemnification, contribution and reimbursement commitments set forth in this Section 8 shall apply whether or not the Initial Purchaser is a formal party to any such lawsuits, claims or other proceedings. Neither of the Companies nor the Guarantor will without the prior written consent of the Initial Purchaser, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by the Initial Purchaser may be sought hereunder (whether or not the Initial Purchaser or any person who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Initial Purchaser and each such director, officer, employee, agent or controlling person from all liability arising out of such claim, action, suit or proceeding.

          (b) The Initial Purchaser will indemnify and hold harmless the Companies, the Guarantor, their respective directors, officers, employees and agents and each person, if any, who controls any of the Companies or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any of the Companies or the Guarantor or any such director, officer, employee, agent or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or omission of any material fact contained in the Memorandum or any amendment or supplement thereto or any Document, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement was made in reliance upon and in conformity with written information furnished to any of the Companies or the Guarantor by or on behalf of the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by any of the Companies or the Guarantor or any such director, officer, employee, agent or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party except to the extent that such omission results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party, and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the named
                                        --------  -------
parties in any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to any such indemnifying party, then the indemnifying parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable out-of-pocket costs of investigation, incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions); (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying parties; or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the indemnified party. After such notice from the indemnifying parties to such indemnified party (so long as the indemnified party shall have informed the indemnifying parties of such action in accordance with this Section 8 on a timely basis prior to the indemnified party seeking indemnification hereunder), the indemnifying parties will not be liable under this Section 8 for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof). The relative benefits received by the Companies and the Guarantor on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (before deducting expenses) received by the Compa-nies and the Guarantor bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies or the Guarantor on the one hand or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim. The Companies and the Guarantor and the Initial Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Companies and the Guarantor on the one hand and the Initial Purchaser on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts and commissions received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each director, officer, employee or agent of and each person, if any, who controls the Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director, officer, employee and agent of any of the Companies and the Guarantor and each person, if any, who controls any of the Companies and the Guarantor within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Companies and the Guarantor.

          (e) Notwithstanding anything to the contrary in this Section 8, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto.

          9.   Offering of Securities; Restrictions on Transfer.  (a)  The
               ------------------------------------------------
Initial Purchaser represents and warrants that it is a QIB. The Initial Purchaser agrees with the Companies and the Guarantor that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to, (A) in the case of offers inside the United States persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided,
                                                                      --------
however, that, in the case of this clause (B), in purchasing such Securities
-------
such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Memorandum.

          (b) The Initial Purchaser represents and warrants with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 9(a) and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

     "The securities covered hereby have not been registered under the United States Act of 1933 (the "Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used above have the meaning given to them in Regulation S."

Terms used in this Section 9 and not defined in this Agreement have the meanings given to them in Regulation S.

          10.  Survival Clause.  The respective representations, warranties,
               ---------------
agreements, covenants, indemnities and other statements of the Companies and the Guarantor, their respective officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Companies or the Guarantor, any of their respective officers or directors, the Initial Purchaser or any controlling person referred to in Section 8 hereof and (ii) delivery of, payment for or disposition of the Securities, and shall be binding upon and shall inure to the benefit of any successors, assigns, heirs or personal representatives of the Companies or the Guarantor, the Initial Purchaser and indemnified parties referred to in Section 8 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11.  Termination.  (a)  This Agreement may be terminated in the sole
               -----------
discretion of the Initial Purchaser by notice to the Companies and the Guarantor given in the event that the

Companies or the Guarantor shall have failed, refused or been unable to satisfy all conditions on their part to be performed or satisfied hereunder on or prior to the Closing Date or if at or prior to the Closing Date:

         (i) any of the Companies or the Guarantor shall have sustained any loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a material adverse effect on the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Companies and the Guarantor, taken as a whole, or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Companies or the Guarantor), in the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Companies and the Guarantor, taken as a whole, except as described in or contemplated by the Memorandum (exclusive of any amendment or supplement thereto);

        (ii) trading in securities of the Companies or of the Guarantor or in securities generally on the New York Stock Exchange, the American Stock Exchange, the Montreal or Toronto Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange;

       (iii) a banking moratorium shall have been declared by New York, United States or Canadian authorities;

        (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States, Canada and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, Canada or any other national or international calamity or emergency that in the sole judgment of the Initial Purchaser, is material and adverse, or (C) any material change in the financial markets of the United States or Canada that, in the case of (A), (B) or (C) above, in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the delivery of the Securities as contemplated by the Memorandum, as amended as of the date hereof; or

         (v) any securities of the Companies or of the Guarantor shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

         (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

         12.  Notices.  All communications hereunder shall be in writing and,
              -------
if sent to the Initial Purchaser, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or telecopied and confirmed in writing to CIBC Oppenheimer Corp., 425 Lexington Avenue, 3rd Floor, New York, New York 10017, Attention: Corporate Finance Department, and with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Roger Meltzer, Esq. If sent to any of the Companies or the Guarantor, shall be mailed, delivered or telecopied and confirmed in writing, to Kim D. Kelly, Insight Communications, 126 E. 56th Street, New York, NY 10022, and with a copy to Cooperman Levitt Winikoff Lester & Newman P.C., 800 Third Avenue, New York, NY 10022 Attention: Robert L. Winikoff, Esq, and to Dennis McGillicuddy, Coaxial Communications, Inc., 5111 Ocean Boulevard, Suite C, Sarasota, Florida, 34242 and with a copy to Dow, Lohnes and Albertson, PLLC, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036-6802 Attention: Timothy J. Kelley, Esq.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing over night delivery; and when receipt is acknowledged by the addressee, if telecopied.

         13.  Successors.  This Agreement shall inure to the benefit of and be
              ----------
binding upon the Initial Purchaser and each of the Companies, the Guarantor and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Companies and the Guarantor contained in Section 8 of this Agreement shall also be for the benefit of the directors, officers, employees and agents and any person or persons who control the Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 8 of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Companies, the Guarantor and any person or persons who control any Company or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor because of such purchase.

          14.  No Waiver; Modifications in Writing.  No failure or delay on the
               -----------------------------------
part of any Issuer or the Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be avail able to any Company, the Guarantor or the Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by any Issuer or the Initial Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to
                     --------
each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Companies, the Guarantor and the Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Companies, the Guarnator or the Initial Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Companies or the Guarantor in any case shall entitle the Companies or the Guarantor to any other or further notice or demand in similar or other circumstances.

          15.  Information Supplied by the Initial Purchaser. The statements set
               ---------------------------------------------
forth in the first paragraph on page (i) of the Memorandum and in the penultimate paragraph under the heading "Plan of Distribution" in the Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the

Companies and the Guarantor for purposes of Section 2(i) hereof and Section 8 hereof.

          16.  Restructuring of Chase Debt.  The parties hereto agree that on
               ---------------------------
the Closing Date the Chase Debt will be restructured and the Chase Debt will be evidenced by the Notes.

          17.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

          18.  APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS
               --------------
AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

          19.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          20.  Joint and Several Obligations.  All of the obligations of the
               -----------------------------
Companies hereunder shall be joint and several obligations of each of them.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Companies, the Guarantor and the Initial Purchaser.

                                        Very truly yours,


                                        COAXIAL COMMUNICATIONS OF CENTRAL
                                         OHIO, INC.

                                        By: /s/ Dennis J. McGillicuddy
                                           -------------------------------------
                                           Name: Dennis J. McGillicuddy
                                           Title: Chairman


                                        PHOENIX ASSOCIATES

                                        By: PHOENIX DJM LLC

                                        By: /s/ Dennis J. McGillicuddy
                                           -------------------------------------
                                           Name: Dennis J. McGillicuddy
                                           Title: Its Sole Member


                                        INSIGHT COMMUNICATIONS OF CENTRAL
                                        OHIO, LLC

                                        By: /s/ Kim D. Kelly
                                           -------------------------------------
                                           Name: Kim D. Kelly
                                           Title: Executive Vice President

The foregoing Agreement is
hereby confirmed and accepted as
of the date first above written.

CIBC OPPENHEIMER CORP.


By: /s/
   Name:
   Title:

                                                                     Exhibit B-1
                                                                     -----------


               Form of Opinion of Counsel to Coaxial and Phoenix
               -------------------------------------------------

          (i) Each of the Issuers is duly formed or incorporated, as the case may be, validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation, as the case may be, and has all requisite power and authority as a partnership or a corporation, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Memorandum. Each of the Issuers is duly qualified as a foreign partnership or corporation, as the case may be, and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

         (ii) Each of the Issuers has the authorized, issued and outstanding capitalization set forth in the Memorandum under the "as adjusted" column below the caption "Capitalization"; all of the outstanding shares of capital stock of or other ownership interests in the Issuers have been duly authorized and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, were not issued in violation of any preemptive or similar rights.

        (iii) Except as set forth in the Memorandum, to the knowledge of such counsel (A) no options, warrants or other rights to purchase from any Issuer shares of capital stock of or other ownership interests in, as the case may be, are outstanding, (B) no agreements or other obligations of the Issuer to issue, or other rights to cause any Issuer to convert, any obligation into, or exchange any securities for, shares of capital stock of or other ownership interests in, as the case may be, in any Issuer are outstanding and (C) no holder of securities of any Issuer is entitled to have such securities registered under a registration statement filed under the Act.

         (iv) The Notes are in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by each of the Issuers and when executed (and assuming the due authorization, execution and delivery of the Indenture by the Trustee and the execution, delivery and authentication of the Notes, the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture) and delivered by each of the Issuers and, paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, will constitute the valid and legally binding obligations of each of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether a proceeding is sought in equity or at law), and except that such counsel need not express any opinion as to the enforceability of the waiver as to usury, extension or stay laws.

          (v) Each of the Issuers has all requisite power and authority as a partnership or a corporation, as the case may be, to execute, deliver and perform its obligations under the Indenture and the Notes; the Indenture is in sufficient form for qualification under the TIA; the Indenture has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether a proceeding is sought in equity or at law), and except that such counsel need not express any opinion as to the enforceability of the waiver as to usury, extension or stay laws.

         (vi) Each of the Issuers has all requisite power and authority as a partnership or a corporation, as the case may be, to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized by each of the Issuers and when duly executed and delivered by each of the Issuers, will constitute the valid and legally binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether a proceeding is sought in equity or at law), and subject to the limitations of federal and state securities laws and public policy considerations as to any rights to indemnity or contribution thereunder.

        (vii) Each of the Issuers has all requisite power and authority as a partnership or a corporation, as the case may be, to execute, deliver and perform its obligations under the Purchase Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance of the Purchase Agreement by each of the Issuers and the Guarantor and the consummation by each of the Issuers and the Guarantor of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability Issuer or corporate action, as the case may be, on the part of each of the Issuers and the Guarantor. This Agreement has been duly executed and delivered by each of the Issuers.

       (viii) Each of the Issuers has all requisite power and authority, as a partnership or a corporation, as the case may be, to execute, deliver and perform each of their obligations under the Transaction Documents. The Transaction Documents have been duly and validly authorized by each of the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding agreement of each of the Issuers enforceable against each of the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity and the discretion of any proceeding therefor may be brought.

         (ix) The Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Operating Agreement, the Contribution Agreement and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Memorandum.

          (x) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which any of the Issuers is a party or to which the property or assets of any Issuer is subject which would be required to be described in a prospectus that is subject to Item 103 of

Regulation S-K under the Act, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Memorandum under the caption "Use of Proceeds."

         (xi) To the knowledge of such counsel, none of the Issuers is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document (including any certificate of limited liability Issuer)), (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach or default in the performance or observance of (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument known to such counsel (including in any event any of the foregoing which have been filed by the Issuers or the Guarantor with the Commission) to which any of them is a party or to which any of them or their respective properties or assets is subject, except for any such breach, default or event which would not, individually or in the aggregate, have a Material Adverse Effect.

        (xii) The execution and delivery of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement and the Transaction Documents (including, without limitation, the Contribution Agreement) and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchaser) will not conflict with or constitute or result in a breach or violation of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of
(i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument known to such counsel (including in any event any of the foregoing which have been filed by the Issuers with the Commission) to which any of the Issuers is a party or to which any of them or their respective properties or assets is subject, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document (including any certificate of limited liability Issuer)) of any of the Issuers, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 9 of the Purchase Agreement) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to any of the Issuers or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          (xiii) None of the Issuers is, or immediately after the sale of the Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (xiv) The Contribution Agreement has been duly authorized by requisite corporate action on the part of Coaxial Communications of Central Ohio, Inc. and constitutes the legal, valid and binding agreement of Coaxial Communications of Central Ohio, Inc., enforceable against Coaxial Communications of Central Ohio, Inc. in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether a proceeding is sought in equity or at law). All conditions to effect the System Acquisition set forth in the Contribution Agreement have been satisfied without waiver.

          (xv) The execution and delivery by the Issuers of, and the performance by each of the Issuers of their obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Guarantees, or the Transaction Documents as applicable, did not or will not result in a violation of the Communications Act or any order, rule or regulation of the FCC;

          (xvi) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required under the Communications Act or the rules and regulations of the FCC for the execution and delivery by each of the Issuers and the performance by each of the Issuers and the Guarantors of their obligations under, the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Guarantees, or the Transaction Documents, as applicable;

          (xvii) The Issuers are the holders of the Licenses issued by the FCC and listed in Exhibit 1, appended hereto (the "FCC Licenses"), all of which are validly issued by the FCC and in full force and effect, with no material restrictions or qualifications such FCC Licenses constitute all of the FCC Licenses necessary for the Issuers to own their properties and to conduct their businesses in the manner and to the full extent now operated or proposed to be operated as described in the Memorandum;

          (xviii) The business and operations of the Issuers comply in all material respects with the Communications Act and all published orders, rules and regulations of the FCC;

          (xix) We are not aware of (a) any proceedings threatened, pending or contemplated before the FCC against or involving the properties, businesses or FCC Licenses of the Issuers and the Guarantors, or (b) any communications laws or regulations of the United States applicable to such properties, businesses or FCC Licenses, which in either case could have a material adverse effect on the Issuers taken as a whole;

          (xx) To the best of our knowledge after due inquiry, no event has occurred which permits, or with notice or lapse of time or both would permit, the revocation or non-renewal of any of the FCC Licenses, assuming the filing of timely license renewal applications and the timely payment of all applicable filing and regulatory fees to the FCC, or which might result in any other material impairment of the rights of the Issuers in the FCC Licenses; and

          (xxi) The statements in the Final Memorandum under the caption "Risk Factors Regulation in the Cable Television Industry" and "Legislation and Regulation" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

          Such counsel shall additionally state that in its capacity as counsel to the Issuers, it has participated in conferences with officers and other representatives of the Issuers and Insight, representatives of the independent public accountants for the Issuers and representatives of the Initial Purchaser at which the contents of the Memorandum and related matters were discussed and, although it is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Memorandum (except as indicated in clause (x) above) and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Issuers) no facts have come to its attention that have caused it to believe that the Memorandum as of its date and as of the date hereof, or any amendment or supplement thereto as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion on the financial statements or other financial and statistical data included in the Memorandum).

                                                                     Exhibit B-2
                                                                     -----------

                    Form of Opinion of Counsel to Guarantor

          (i) The Guarantor is duly formed, validly existing and in good standing under the laws of Delaware and has all requisite power and authority as a limited liability company to own, lease and operate its properties and to conduct its business as described in the Memorandum. The Guarantor is duly qualified as a foreign limited liability company and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

          (ii) All of the outstanding ownership interests in the Guarantor are owned as set forth in the Memorandum and are free and clear of all perfected security interests, other than those liens pursuant to the Pledge Agreements.

          (iii) Except as set forth in the Memorandum, to the knowledge of such counsel (A) no options, warrants or other rights to purchase from the Guarantor ownership interests in, the Guarantor are outstanding, (B) no agreements or other obligations of the Guarantor to issue, or other rights to cause the Guarantor to convert, any obligation into, or exchange any securities for, other ownership interests in the Guarantor are outstanding and (C) no holder of securities of any Company or the Guarantor is entitled to have such securities registered under a registration statement filed under the Act.

          (iv) The notations on the Notes relating to the Guarantees are in the form contemplated by the Indenture. The Guarantor has all requisite power and authority as a limited liability company to execute, deliver and perform its obligations under the Guarantees. The Guarantees endorsed on the Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Guarantor and, when the Notes, the Exchange Notes and the Private Exchange Notes are executed by each of Companies and the Guarantor and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute the valid and legally binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and subject as to enforceability, to general principles of equity (regardless of whether a proceeding is sought in equity or at law), and except that such counsel need not express any opinion as to the enforceability of the waiver as to usury, extension or stay laws.

          (v) The Guarantor has all requisite power and authority as a limited liability company to execute, deliver and perform its obligations under the Indenture and the Notes; the Indenture is in sufficient form for qualification under the TIA; the Indenture has been duly and validly authorized by the Guarantor and, when duly executed and delivered by the Guarantor (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether a proceeding is sought in equity or at law), and except that such counsel need not express any opinion as to the enforceability of the waiver as to usury, extension or stay laws.

          (vi) The Guarantor has all requisite power and authority as a limited liability company to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized by the Guarantor and when duly executed and delivered by the Guarantor, will constitute the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether a proceeding is sought in equity or at law), and subject to the limitations of federal and state securities laws and public policy considerations as to any rights to indemnity or contribution thereunder.

          (vii) The Guarantor has all requisite power and authority as a limited liability company to execute, deliver and perform its obligations under the Purchase Agreement and to consummate the transactions contemplated hereby; the execution, delivery and performance of the Purchase Agreement by the Guarantor and the consummation by the Guarantor of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company on the part of the Guarantor. This Agreement has been duly executed and delivered by the Guarantor.

          (viii) The Guarantor has all requisite power and authority, as a limited liability company to execute, deliver and perform each of its obligations under the Transaction Documents. The Transaction Documents have been duly and validly authorized by the Guarantor and, when executed and delivered by the Guarantor, will constitute a valid and legally binding agreement of the Guarantor enforceable against the Guarantor in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity and the discretion of any proceeding therefor may be brought.

          (ix) The Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Operating Agreement, the Contribution Agreement and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Memorandum.

          (x) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Guarantor is a party or to which the property or assets of the Guarantor is subject which would be required to be described in a prospectus that is subject to Item 103 of Regulation S-K under the Act, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Memorandum under the caption "Use of Proceeds."

          (xi) To the knowledge of such counsel, the Guarantor is not (i) in violation of its certificate of formation or operating agreement, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to the Guarantor or its properties or assets, except for any such violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach or default in the performance or observance of (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument known to such counsel (including in any event any of the foregoing which have been filed by the Guarantor with the Commission) to which the Guarantor is a party or to which it properties or assets is subject, except for any such breach, default or event which would not, individually or in the aggregate, have a Material Adverse Effect.

          (xii) The execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement, and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Contribution Agreement) will not conflict with or constitute or result in a breach or violation of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any indenture, mort gage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument known to such counsel (including in any event any of the foregoing which have been filed by the Guarantor with the Commission) to which the Guarantor is a party or to which its properties or assets is subject, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of formation or operating agreement of the Guarantor, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 9 of the Purchase Agreement) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Guarantor or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          (xiii) To the best knowledge of such counsel, no consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Companies and the Guarantor of the Securities to the Initial Pur-chaser or the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

          (xiv) No registration under the Act of the Securities is required in connection with the sale of the Notes to the Initial Purchaser as contemplated by this Agreement and the Memorandum or in connection with the initial resale of the Securities by the Initial Purchaser in accordance with Section 9 of the Purchase Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming
(i) that the purchasers who buy the Notes in the initial resales are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs" or "Qualified Institutional Buyers"), accredited investors as defined in Rule 501(a) (1), (2), (3) or (7) promulgated under the Act ("Accredited Investors") or not U.S. persons (as defined in Regulation S promulgated under the Act), (ii) the accuracy of the Initial Purchaser's representations in Section 9 and those of the Companies and the Guarantor contained in the Purchase Agreement regarding the absence of a general solicitation or general advertising in connection with the sale of the Notes to the Initial Purchaser and the initial resales and
(iii) the due performance by the Initial Purchaser of the agreements set forth in Section 9 hereof.

          (xv) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          (xvi) The Contribution Agreement has been duly authorized by requisite corporate action on the part of Insight Communications Company, L.P. and constitutes the legal, valid and binding agreement of Insight Communications Company, L.P., enforceable against Insight Communications Company, L.P. in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether a proceeding is sought in equity or at law). All conditions to effect the System Acquisition set forth in the Contribution Agreement have been satisfied without waiver.

          (xvii) The Pledge Agreement has been duly authorized and executed by the parties thereto. The Pledge Agreement, together with the delivery of certificates evidencing the Pledged Securities Shares (as defined in the Pledge Agreement), duly endorsed in the name of the Trustee or in blank (or accompanied by an appropriate stock power or separate document of assignment duly executed in the name of the Trustee or in blank), to the Trustee in the State of New York, will create in favor of the Trustee a valid and perfected security interest therein as security for the Secured Obligations (as defined in the Pledge Agreement). Assuming that the Trustee took delivery of the Pledged Securities without notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York as of the date hereof (the "UCC")), the Trustee will acquire its interest in the Pledged Securities free of any adverse claim.

          (xviii) The Pledge Agreement creates in favor of the Trustee Agent (as defined in the Security Agreement) for the benefit of the Secured Parties (as defined in the Security Agreement) a valid security interest in Pledged Collateral and the Pledged Collateral (as defined in the Security Agreement) in each case to the extent that the Uniform Commercial Code of the State of New York (the "New York UCC") is applicable thereto and governs the creation of
           ------------
security interest therein.

          Such counsel shall additionally state that in its capacity as counsel to the Guarantor, it has participated in conferences with officers and other representatives of the Issuers and Insight, representatives of the independent public accountants for the Issuers and representatives of the Initial Purchaser at which the contents of the Memorandum and related matters were discussed and, although it is not passing upon and does not assume any responsibility for the accuracy, complete ness or fairness of the statements contained in the Memorandum (except as indicated in clause (x) above) and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Guarantor) no facts have come to its attention that have caused it to believe that the Memorandum as of its date and as of the date hereof, or any amendment or supplement thereto as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion on the financial statements or other financial and statistical data included in the Memorandum).